EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Closes Transaction to Acquire Talapoosa Project Option and Files Technical Report

Coeur d’Alene, Idaho – April 1, 2015 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce the closing of its transaction with Gunpoint Exploration Ltd. (TSX-V: GUN) (“Gunpoint”) pursuant to which Timberline has acquired the option to purchase 100% of Gunpoint’s Talapoosa project (“Talapoosa”) with a resource of over 1 million ounces of gold located in western Nevada.  The acquisition terms were disclosed in the press release announcing the transaction dated March 17, 2015.

In addition, Timberline has today filed on SEDAR an independent National Instrument 43-101 (“NI 43-101”) Technical Report entitled “Technical Report and Resource Estimate on the Talapoosa Project, Nevada” (the “Technical Report”) substantiating the mineral resource estimate announced in the March 17, 2015 press release.  The Talapoosa resource consists of 1,012,802 ounces (oz) of gold and 13,649,358 oz of silver in the Measured & Indicated Resources (“M&I”) categories, with an additional 233,532 oz of gold and 2,172,766 oz of silver in the Inferred Resource category, as detailed in the table below:

	Tons	Au (oz/ton)	Ag (oz/ton)	Tonnes	Au (g/t)	Ag (g/t)	Au (oz)	Ag (oz)
Oxide Measured	3,126,050	0.038	0.553	2,835,890	1.29	18.96	117,253	1,728,323
Sulphide Measured	14,044,820	0.036	0.481	12,741,180	1.22	16.50	501,215	6,760,763
Total Measured	17,170,870	0.036	0.494	15,577,070	1.23	16.95	618,468	8,489,086
Oxide Indicated	1,412,000	0.032	0.416	1,280,900	1.10	14.25	45,328	586,999
Sulphide Indicated	12,681,600	0.028	0.361	11,504,500	0.94	12.36	349,005	4,573,274
Total Indicated	14,093,600	0.028	0.366	12,785,400	0.96	12.55	394,334	5,160,273
Total M&I	31,264,470	0.032	0.437	28,362,470	1.11	14.97	1,012,802	13,649,358
Oxide Inferred	1,762,000	0.027	0.065	1,598,000	0.93	2.24	47,745	115,115
Sulphide Inferred	9,436,000	0.020	0.218	8,560,000	0.68	7.48	185,787	2,057,651
Total Inferred	11,198,000	0.021	0.194	10,158,000	0.72	6.65	233,532	2,172,766
Note: resources estimated using a gold cut-off = 0.013 oz/ton (0.45 g/t)

The above resource estimates are included in the Technical Report prepared by WSP Canada Inc. (Sudbury, Ontario) with contributions from McClelland Laboratories, Inc. (Reno, Nevada) and has an effective date of March 24, 2015.  See cautionary note to United States investors regarding estimates of mineral resources.

The Technical Report was prepared and filed in satisfaction of an undertaking made to the TSX Venture Exchange in connection with Timberline’s acquisition of the option to purchase 100% of Talapoosa.

Timberline has also commenced a Preliminary Economic Assessment (“PEA”) on the Talapoosa resource, which the Company expects to complete in Q2 2015 by capitalizing on extensive historic engineering and permitting work.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its recently optioned Talapoosa project in Lyon County and its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance the NI 43-101 resource(1) of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area, and is completing a drill program at the Windfall project area.  Exploration potential occurs within three separate structural trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

(1) Refer to Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013

Cautionary Statements

The Company’s JV partner at Butte Highlands has decided that it may advance the project into production without first establishing NI 43-101 mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

Cautionary note to United States Investors Regarding Estimates of Resources: This press release uses the terms "Measured Resources", "Indicated Resources",  "Measured & Indicated Resources" and “Inferred Resources”  We advise U.S. investors that while these terms are defined in and required by Canadian regulations under NI 43-101, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and governmental authorizations must be filed with the appropriate governmental authority.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.  “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.  Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to: statements regarding mineral resource estimates; the Company’s ability to pay future payments; timing, completion, and filing of technical reports or a PEA; use of previous engineering and permitting work to complete a PEA; the mining friendly conditions in Nevada; the Company’s potential acquisition of Talapoosa by exercise of its option; exploration, potential resource expansion, and potential development at the Talapoosa project and the Eureka project; the near-term production nature of the Talapoosa project; advancement toward and potential capital or operating costs of any heap leach or other operations; permitting success at Talapoosa, Eureka and Butte Highlands; construction and operations at Butte Highlands; and advancing district-scale gold exploration and development projects in Nevada, including the Talapoosa project and the Eureka project.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to its exploration projects, risks related to mining activities, risks related to potential future transactions, risks related to the Company continuing as a going concern, risks related to the ability to finance any payment due at the exercise of the Option, risks related to project development decisions, risks related to mineral resource estimates and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Kiran Patankar

President and Chief Executive Officer
Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com

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